Exhibit 99.1

Media Contact: Investor Contact:	Kimberly Kuo Senior Vice President, Public Affairs, Communications and Communities 704-557-4584 Clifford M. Deal, III Senior Vice President & CFO 704-557-4633

Coca‑Cola Bottling Co. Consolidated Reports

First Quarter 2017 Results

•	Net sales in Q1 2017 increased 38.4% and comparable(a) net sales increased 1.8%
•	Income from operations in Q1 2017 increased 9.7% and comparable(a) income from operations decreased 10.2%
•	Basic net loss per share in Q1 2017 improved to $0.54 from basic net loss per share of $1.08 and comparable(a) basic net income per share remained flat at $0.45
•	Equivalent unit case volume in Q1 2017 grew 38.3% and comparable(a) equivalent unit case volume grew 2.6%

CHARLOTTE, May 9, 2017 – Coca‑Cola Bottling Co. Consolidated (NASDAQ: COKE) today reported operating results for the first quarter ended April 2, 2017.

Frank Harrison, Chairman and Chief Executive Officer, said, “In the first quarter of 2017, we continued to expand our distribution territory, welcome talented new teammates and integrate new manufacturing facilities.  At the same time, we grew our organic business operations. The growth of our Company’s purpose, culture, geographical reach and financial strength is a tribute to the tireless efforts of all of our teammates throughout this season of significant growth and change.”

Hank Flint, President and Chief Operating Officer, added, “We are pleased with our first quarter results including the strong growth from acquisitions and the continued growth in our comparable revenue. As we enter the fourth year of our distribution territory expansion, we believe our commitment to all aspects of our business has allowed us to continue to drive revenue growth in our core business throughout this period. The integration of our newly acquired distribution territories and manufacturing facilities continues to go smoothly and we are excited about the opportunities this expansion provides. During this time of rapid growth and increasing operational complexity, our teammates have shown total commitment to excellence in delivering both outstanding service to our customers, consumers and communities and our financial results.”

First Quarter 2017 Operating Review

	% Change
	First Quarter 2017
	Consolidated	Comparable(a)

Net sales	38.4%	1.8%
Income from operations	9.7%	-10.2%
Net loss per share - basic	50.0%	-
Equivalent unit case volume(b)	38.3%	2.6%
Sparkling	35.5%	1.3%
Still	45.9%	6.0%

(a)  The discussion of the first quarter results includes selected non-GAAP financial information, such as “comparable” results. See discussion of “Non-GAAP Financial Measures” for descriptions and reconciliations.

(b)  Equivalent unit case volume is defined as 24 8-ounce servings or 192 ounces.

•

Consolidated net sales increased $240.2 million, or 38.4%, to $865.7 million in the first quarter of 2017, as compared to $625.5 million in the first quarter of 2016. The increase in net sales was primarily driven by acquisitions and an increase in comparable net sales of 1.8%, partially impacted by the shift in the Easter holiday, which was observed in the second quarter of 2017 and in the first quarter of 2016. The increase in comparable net sales in the first quarter of 2017 was primarily driven by an increase in comparable equivalent unit case volume of 2.6%. Both the sparkling and still product portfolios contributed to the comparable volume increase, increasing 1.3% and 6.0%, respectively.

•

Consolidated income from operations increased $1.2 million, or 9.7%, to $13.6 million in the first quarter of 2017, as compared to $12.4 million in the first quarter of 2016. The increase was driven by acquisitions, partially offset by a 10.2% decrease in comparable income from operations.

Comparable income from operations, which represents the same geographic territories in the first quarter of 2017 and the first quarter of 2016, decreased $1.9 million, or 10.2%, to $16.5 million in the first quarter of 2017, as compared to $18.4 million in the first quarter of 2016. The decrease was primarily driven by the shift in the Easter holiday and an increase in selling, delivery and administrative expenses needed to enhance the corporate support service functions of the Company both during its current stage of growth and in preparation for the conclusion of all territory acquisition and exchange transactions.

•

Other expense is primarily comprised of the quarterly mark-to-market fair value adjustment for the Company’s acquisition related contingent consideration liability for territories acquired from Coca‑Cola Refreshments USA, Inc. (“CCR”), a wholly-owned subsidiary of The Coca‑Cola Company, since May 2014. These mark-to-market adjustments are non-cash and reflect changes in underlying assumptions used to calculate the estimated liability in the acquired territories subject to sub-bottling fees. These assumptions include long-term interest rates; projected future operating results; and final settlements of territory values, as agreed upon with CCR, which occur beyond one year from the individual territory acquisition dates.

The mark-to-market adjustment was $12.2 million in the first quarter of 2017, as compared to $17.2 million in the first quarter of 2016. The adjustment in the first quarter of 2017 was primarily a result of the final settlement of territory values for the Paducah and Pikeville, Kentucky expansion territory acquisitions and the Norfolk, Fredericksburg and Staunton, Virginia, and Elizabeth City, North Carolina expansion territory acquisitions, which were originally acquired in May 2015 and October 2015, respectively. The adjustment in the first quarter of 2016 was driven primarily by a change in projected future operating results of the acquired territories subject to sub-bottling fees.

•

Consolidated basic net loss per share was $0.54 in the first quarter of 2017, as compared to consolidated basic net loss per share of $1.08 in the first quarter of 2016. Comparable basic net income per share was $0.45 in both the first quarter of 2017 and the first quarter of 2016.

•

Cash flows provided by operating activities were $116.5 million in the first quarter of 2017, which was an increase of $131.7 million, as compared to the first quarter of 2016. In addition to the cash generated from the newly acquired territories, the increase was driven by a one-time fee of $87.1 million received from CCR, for the conversion of the Company’s and its subsidiaries’ then existing bottling agreements with The Coca‑Cola Company or CCR to a new and final form comprehensive beverage agreement.

In the first quarter of 2017, cash payments by the Company for the acquired territories and related assets totaled $155.6 million, which includes $140.0 million for expansion transactions and $15.6 million for the rights to market, promote, distribute and sell glacéau products in certain geographic territories. Additions to property, plant and equipment during the first quarter of 2017 were $41.6 million, which excludes $108.4 million in property, plant and equipment acquired in the Company’s expansion transactions completed during the first quarter of 2017.

The Company expects to be a net user of cash in 2017 as it continues to acquire distribution rights in additional territories and manufacturing facilities included in the Company’s previously announced Coca‑Cola system transformation transactions with The Coca‑Cola Company.

About Coca‑Cola Bottling Co. Consolidated

Coke Consolidated is the largest independent Coca‑Cola bottler in the United States. Our Purpose is to honor God, serve others, pursue excellence and grow profitably. For 115 years, we have been deeply committed to the consumers, customers and communities we serve and passionate about the broad portfolio of beverages and services we offer. We make, sell and distribute beverages of The Coca‑Cola Company and other partner companies in more than 300 brands and flavors across 16 states to over 50 million consumers.

Headquartered in Charlotte, N.C., Coke Consolidated is traded on the NASDAQ under the symbol COKE. More information about the company is available at www.cokeconsolidated.com. Follow Coke Consolidated on Facebook, Twitter, Instagram and LinkedIn.

Cautionary Information Regarding Forward-Looking Statements

Certain statements contained in this news release are “forward-looking statements” that involve risks and uncertainties. The words “believe,” “expect,” “project,” “will,” “should,” “could” and similar expressions are intended to identify those forward-looking statements. Factors that might cause Coke Consolidated’s actual results to differ materially from those anticipated in forward-looking statements include, but are not limited to: our inability to integrate the operations and employees acquired in expansion transactions; lower than expected selling pricing resulting from increased marketplace competition; changes in how significant customers market or promote our products; changes in our top customer relationships; changes in public and consumer preferences related to nonalcoholic beverages, including concerns related to obesity and health concerns; unfavorable changes in the general economy; miscalculation of our need for infrastructure investment; our inability to meet requirements under beverage agreements; material changes in the performance requirements for marketing funding support or our inability to meet such requirements; decreases from historic levels of marketing funding support; changes in The Coca‑Cola Company’s and other beverage companies’ levels of advertising, marketing and spending on brand innovation; the inability of our aluminum can or plastic bottle suppliers to meet our purchase requirements; our inability to offset higher raw material costs with higher selling prices, increased bottle/can sales volume or reduced expenses; consolidation of raw material suppliers; incremental risks resulting from increased purchases of finished goods; sustained increases in fuel costs or our inability to secure adequate supplies of fuel; sustained increases in the cost of labor and employment matters, product liability claims or product recalls; technology failures or cyberattacks; changes in interest rates; the impact of debt levels on operating flexibility and access to capital and credit markets; adverse changes in our credit rating (whether as a result of our operations or prospects or as a result of those of The Coca‑Cola Company or other bottlers in the Coca‑Cola system); changes in legal contingencies; legislative changes affecting our distribution and packaging; adoption of significant product labeling or warning requirements; additional taxes resulting from tax audits; natural disasters and unfavorable weather; global climate change or legal or regulatory responses to such change; issues surrounding labor relations with unionized employees; bottler system disputes; our use of estimates and assumptions; changes in accounting standards; the impact of volatility in the financial markets on access to the credit markets; the impact of acquisitions or dispositions of bottlers by their franchisors; changes in the inputs used to calculate our acquisition related contingent consideration liability; and the concentration of our capital stock ownership. These and other factors are discussed in the Company’s regulatory filings with the Securities and Exchange Commission, including those in the Company’s fiscal 2016 Annual Report on Form 10-K, Item 1A. Risk Factors. The forward-looking statements contained in this news release speak only as of this date, and the Company does not assume any obligation to update them except as required by law.

—Enjoy Coca‑Cola—

Financial Statements

COCA‑COLA BOTTLING CO. CONSOLIDATED

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	First Quarter
(in thousands, except per share data)	2017	2016
Net sales	$865,702	$625,456
Cost of sales	533,681	381,558
Gross profit	332,021	243,898
Selling, delivery and administrative expenses	318,413	231,497
Income from operations	13,608	12,401
Interest expense, net	9,470	9,361
Other expense, net	12,246	17,151
Loss before income taxes	(8,108)	(14,111)
Income tax benefit	(3,691)	(5,078)
Net loss	(4,417)	(9,033)
Less: Net income attributable to noncontrolling interest	634	1,008
Net loss attributable to Coca-Cola Bottling Co. Consolidated	$(5,051)	$(10,041)

Basic net loss per share based on net income attributable to Coca-Cola Bottling Co. Consolidated:
Common Stock	$(0.54)	$(1.08)
Weighted average number of Common Stock shares outstanding	7,141	7,141

Class B Common Stock	$(0.54)	$(1.08)
Weighted average number of Class B Common Stock shares outstanding	2,178	2,157

Diluted net loss per share based on net income attributable to Coca-Cola Bottling Co. Consolidated:
Common Stock	$(0.54)	$(1.08)
Weighted average number of Common Stock shares outstanding – assuming dilution	9,319	9,298

Class B Common Stock	$(0.54)	$(1.08)
Weighted average number of Class B Common Stock shares outstanding – assuming dilution	2,178	2,157

COCA‑COLA BOTTLING CO. CONSOLIDATED

CONDENSED BALANCE SHEETS

(Unaudited)

(in thousands)	April 2, 2017	January 1, 2017
ASSETS
Current Assets:
Cash and cash equivalents	$31,940	$21,850
Trade accounts receivable, net	288,046	267,213
Accounts receivable, other	97,521	97,361
Inventories	180,052	143,553
Prepaid expenses and other current assets	61,604	63,834
Total current assets	659,163	593,811
Property, plant and equipment, net	924,177	812,989
Leased property under capital leases, net	32,121	33,552
Other assets	92,421	86,091
Franchise rights	-	533,040
Goodwill	149,383	144,586
Other identifiable intangible assets, net	807,555	245,415
Total assets	$2,664,820	$2,449,484

LIABILITIES AND EQUITY
Current Liabilities:
Current portion of obligations under capital leases	$7,699	$7,527
Accounts payable and accrued expenses	458,612	450,380
Total current liabilities	466,311	457,907
Deferred income taxes	156,460	174,854
Pension, postretirement and other liabilities	640,156	505,251
Long-term debt and obligations under capital leases	1,041,503	948,448
Total liabilities	2,304,430	2,086,460

Equity:
Stockholders' equity	273,863	277,131
Noncontrolling interest	86,527	85,893
Total liabilities and equity	$2,664,820	$2,449,484

COCA‑COLA BOTTLING CO. CONSOLIDATED

CONDENSED STATEMENTS OF CASH FLOWS

(Unaudited)

	First Quarter
(in thousands)	2017	2016
Cash Flows from Operating Activities:
Consolidated net loss	$(4,417)	$(9,033)
Depreciation expense and intangibles amortization	34,981	24,390
Deferred income taxes	(15,495)	(5,078)
Proceeds from conversion of Legacy Territory bottling agreements	87,066	-
Stock compensation expense	2,060	1,627
Fair value adjustment of acquisition related contingent consideration	12,246	17,151
Change in assets and liabilities (exclusive of acquisition)	(1,014)	(45,292)
Other	1,091	1,018
Net cash provided by (used in) operating activities	116,518	(15,217)

Cash Flows from Investing Activities:
Acquisition of Expansion Territories, net of cash acquired and Glacéau distribution agreement consideration	(155,556)	(100,907)
Additions to property, plant and equipment (exclusive of acquisition)	(41,580)	(36,785)
Other	77	(1,073)
Net cash used in investing activities	(197,059)	(138,765)

Cash Flows from Financing Activities:
Borrowings under Revolving Credit Facility, Term Loan Facility and Senior Notes	245,000	140,000
Payment on Revolving Credit Facility and Senior Notes	(150,000)	-
Cash dividends paid	(2,328)	(2,323)
Payment on acquisition related contingent consideration	-	(4,959)
Principal payments on capital lease obligations	(1,828)	(1,726)
Other	(213)	92
Net cash provided by financing activities	90,631	131,084

Net increase (decrease) during the period	10,090	(22,898)
Cash at beginning of period	21,850	55,498
Cash at end of period	$31,940	$32,600

Non-GAAP Financial Measures

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). However, management believes that certain non-GAAP financial measures provide users with additional meaningful financial information that should be considered when assessing the Company’s ongoing performance. Further, given the transformation of the Company’s business through expansion transactions with The Coca‑Cola Company, the Company believes these non-GAAP financial measures allow users to better appreciate the impact of these transactions on the Company’s performance. Management also uses these non-GAAP financial measures in making financial, operating and planning decisions and in evaluating the Company's performance. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company's reported results prepared in accordance with GAAP. The Company’s non-GAAP financial information does not represent a comprehensive basis of accounting.

The following tables reconcile reported GAAP results to comparable results for the first quarter of 2017 and the first quarter of 2016:

	First Quarter 2017
(in thousands, except per share data)	Net sales	Income from operations	Income (loss) before income taxes	Net income (loss)	Basic net income (loss) per share
Reported results (GAAP)	$865,702	$13,608	$(8,108)	$(5,051)	$(0.54)
Fair value adjustments for commodity hedges	-	(327)	(327)	(201)	(0.02)
2017 & 2016 acquisitions impact	(264,906)	(4,450)	(4,450)	(2,732)	(0.29)
Expansion transaction expenses	-	7,652	7,652	4,698	0.49
Fair value adjustment of acquisition related contingent consideration	-	-	12,246	7,519	0.81
Total reconciling items	(264,906)	2,875	15,121	9,284	0.99
Comparable results (non-GAAP)	$600,796	$16,483	$7,013	$4,233	$0.45

	First Quarter 2016
(in thousands, except per share data)	Net sales	Income from operations	Income (loss) before income taxes	Net income (loss)	Basic net income (loss) per share
Reported results (GAAP)	$625,456	$12,401	$(14,111)	$(10,041)	$(1.08)
Fair value adjustments for commodity hedges	-	(1,040)	(1,040)	(640)	(0.07)
2016 acquisitions impact	(35,311)	(1,206)	(1,206)	(742)	(0.08)
Expansion transaction expenses	-	6,423	6,423	3,950	0.43
Special charitable contribution	-	4,000	4,000	2,460	0.26
Impact of changes in product supply governance	-	(2,213)	(2,213)	(1,361)	(0.15)
Fair value adjustment of acquisition related contingent consideration	-	-	17,151	10,548	1.14
Total reconciling items	(35,311)	5,964	23,115	14,215	1.53
Comparable results (non-GAAP)	$590,145	$18,365	$9,004	$4,174	$0.45